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                        INVESTMENT MANAGEMENT AGREEMENT


Witnesseth this AGREEMENT, effective October 15, 1999 by and between the PXRE GROUP LTD. (the "Client") and PHOENIX INVESTMENT COUNSEL, INC (the "Manager") a corporation organized pursuant to the laws of The Commonwealth of Massachusetts, with its home office at 56 Prospect Street, Hartford, Connecticut.

In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Appointment of Manager

Client hereby engages the Manager and delegates to the Manager the power to manage (including the power to acquire or dispose of), in accordance with the terms and conditions of this Agreement, the assets of the Account. The "Account" shall mean the assets of the Client which are acceptable to the Manager and which by notice given to the Manager are placed in the Account, and the investments and reinvestments of, and all income earned by, or distributions received with respect to, any assets in the Account, subject to the provisions of paragraph 3 of this Agreement.

Client agrees to provide Manager with written notice of additions to, and withdrawals from, the Account.

2. Acceptance by Manager

The Manager hereby acknowledges and agrees to the engagement provided in paragraph 1 hereof, and acknowledges and warrants that it is duly registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940.

3. Investment Direction

The Client's fundamental investment policies and any applicable investment guidelines are set forth in Part I of Schedule A attached hereto and made a part hereof. The Client hereby directs the Manager to select investments for the Account in compliance with such policies and in accordance with such guidelines.

All interest payments and other distributions with respect to any security or other property in the Account shall be reinvested, unless Client provides written notice to the contrary to Manager.

Upon receiving written notice from the Client that a specified cash amount is required from the Account, the Manager shall liquidate such portion of the Account as may be necessary to provide the specified cash amount. The Manager shall in its sole discretion select the assets of the Account to be liquidated in such event, provided that the investment guidelines set forth in Schedule A shall be complied with to the extent possible after giving effect to such liquidation. The directions contained herein may be modified at any time by the Client by notice in writing to the Manager.


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4. Custody of Securities

The Client will establish and maintain a custody account with a custodian ("Custodian") acceptable to the Manager for all assets in the Account. The Client agrees to give the Manager at least thirty (30) days' written notice of any change of Custodian.

5. Manager's Authority

Subject to the provisions of paragraph 3 and Schedule A of this Agreement, the Manager is authorized by the Client to invest, sell and reinvest the assets of the Account as it deems appropriate. The Manager is not authorized to take physical possession of the assets of the Account; and the Custodian shall have sole responsibility for holding and safekeeping the assets. The Custodian shall make settlement of purchases and sales of such assets upon orders placed by the Manager pursuant to the Custodian's established operating procedures. The Manager shall promptly notify the Custodian in writing of any purchase or sale made for the Account.

The Manager shall select brokers and dealers for any purchase or sale of assets of the Account. The Manager may, in the allocation of portfolio brokerage business and the payment of brokerage commissions, consider the brokerage and research services furnished the Manager by brokers and dealers, in accordance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended.

The Manager will not be required to take any action, or render any advice, with respect to the voting of any of the securities in the Account and Client agrees to be solely responsible for the voting of any such securities and for any required recordkeeping with respect thereto.

6. Documentation to be Furnished

The Manager shall keep accurate and detailed accounts of any investments, receipts and disbursements, and other transactions hereunder, and all such accounts and the books and records relating thereto shall be open to inspection at all reasonable times by the Client and by any other person entitled by law to inspect such records.

Upon written request, the Manager will make available to the Client any information in the Manager's possession which may be required by the Client in fulfilling any reporting, disclosure, or recordkeeping obligation imposed on the Client by applicable law.

7. Appraisal; Determinations of Value

The Manager will provide the Client with an appraisal of the Account as of the last day of each calendar quarter on which the New York Stock Exchange is open (the "Appraisal Date") during the term of this Agreement. Such appraisal shall include a written statement of each individual asset held in the Account on the Appraisal Date.

8. Compensation to Manager

In consideration of the services to be performed by Manager pursuant to the terms of this Contract, the Client will pay to Manager compensation in accordance with the attached Schedule A, Part II based upon the value of the funds, securities and other assets subject to this Contract, as of the calendar quarter end, which compensation will be charged quarterly in arrears directly to the Client. Securities and other assets will, for purpose of determining compensation to Manager, be valued at market value or, in absence of market value, at fair value as determined in good faith by Manager.


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9. Assignment

No assignment (as the term is defined in the Investment Adviser's Act of 1940) of this Agreement shall be made by the Manager without the consent of the Client.

10. Renewal and Termination

This contract may be terminated by either the Client or the Manager upon written notice of such termination delivered to the other party at least 30 days prior to the end of any quarterly period.

11. Liability of Manager

Client specifically acknowledges and agrees that except for loss resulting from negligence, misfeasance, bad faith or reckless disregard on the part of the Manager in performance of its duties hereunder, neither Manager or any of the Manager's officers, directors, shareholders, agents or employees shall be liable hereunder for any action taken or not taken in providing services hereunder.

12. Other Agreements and Obligations

It is understood that the Manager may have advisory or other contracts with other persons, firms, or organizations (some of which may have investment policies similar to those of the Account) and may have other interests and businesses. In these connections the Manager may acquire information of a confidential nature. The Client agrees that the Manager shall not be required to provide investment advice or take any other action on behalf of the Account with respect to any particular investment if such action by the Manager would involve a violation of law. All information and advice furnished by either party to this Agreement shall be treated as confidential and shall not be disclosed to third parties except as required by law.

The Manager may act as investment adviser to other clients and may give advice, and take action, with respect to any of those clients that may differ from the advice given, or the timing or nature of action taken, with respect to the Account. The Manager shall have no obligation to purchase or sell for Client, or to recommend for purchase or sale by Client, any security that the Manager, its principals, affiliates or employees may purchase for themselves or for any other clients.

13. Notices

All notices and instructions with respect to any matters contemplated by this Agreement shall be deemed duly given when delivered in writing to the addresses below or when deposited by first-class mail addressed as follows:


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(a) To Client:

                                            James F. Dore
                                            PXRE Group Ltd.
                                            Clarendon House
                                            2 Church Street
                                            Hamilton HM 11
                                            Bermuda

b) To Manager:

                                            Nancy Engberg, VP General Counsel
                                            Phoenix Investment Counsel, Inc.
                                            56 Prospect Street
                                            P.O. Box 150480
                                            Hartford, CT 06115

14. Authority to Perform

Each of the parties to this Agreement hereby represents that it is duly authorized and empowered to execute, deliver, and perform this Agreement and the transactions contemplated hereby, that such actions do not conflict with or violate any provision of law or contract.

15. Governing Law

The laws of the State of Connecticut shall control all matters relating to this Agreement and shall apply to the extent not preempted by Federal law.

16. Miscellaneous

Client hereby acknowledges receipt of Adviser's brochure as required by Rule 204-3 under the Investment Advisers Act of 1940 prior to or on the date of the execution of this Contract. If the Client has received said brochure less than forty-eight hours prior to the execution of this Contract, the Client shall have the option to terminate this Contract without penalty within five business days after the date of execution; provided, however, that any investment action taken by Adviser with respect to the Account prior to the effective date of such termination shall be at the Client's risk.

This Agreement is the entire agreement of the parties with respect to management of the assets in the Account and subject to the terms of paragraph 9, may not be amended except by a writing signed by the parties.

This Agreement shall be effective as of the day and year first above written.


PXRE GROUP LTD.

                                                      Date: October 14, 1999
                                                            -------------------
By:   /s/ James F. Dore
      ---------------------------


Title: Executive VP & CFO
      ---------------------------

Witness: FSR
         -----------------------


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PHOENIX INVESTMENT COUNSEL, INC.

                                                  Title: Vice President
                                                         ----------------------

By: /s/ James K. Salonia                          Date: 11/1/99
    --------------------------                          -----------------------



 Attachment:     Schedule A, Parts I and II


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                                                             Schedule A, Part I



                      INVESTMENT OBJECTIVES AND GUIDELINES



Attachment

PXRE GROUP LTD.
STATEMENT OF INVESTMENT OBJECTIVES AND GUIDELINES

DATED       10/14/99
     -------------------


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                                Investment Policy


Scope: This policy would cover the investment portfolio of PXRE Reinsurance, Ltd., PXRE Group Ltd. and PXRE (Barbados) Ltd.

Investment Limitations:

      1. No more than 5% of opening admitted assets (or Bermuda equivalent) in any single issuer,


                  a. except, where a fund or limited partnership consisting of a diversifed portfolio of stocks, bonds, equities or other instruments; a maximum of up to 10% in such fund or limited partnership.
                  b. except, there shall be no limit on U.S. Treasury Securties or such investments guaranteed by the U.S. government (i.e. FNMA, GNMA, etc.).
                  c. No more than 30% can be invested in securities of any country (other than the United States) except where such investments are used to match with liabilities denominated in the same currency.


      2. No more than 80% of the portfolio shall be in original document be in equity or limited partnership investments.

      3. No more than 20% of the portfolio can be invested in below investment grade bonds as defined as below Baa S&P or equivalent for other rating agencies.

      4. Exceptions can be made so long as the sum of all exceptions to the above policy statements does not exceed 15% of opening assets.

      5. No more than 25% of the investments should be in mortgage or asset banked securities.

Other Limitations

         Short Term Investments - All short term investments should be in instruments which are A2/P2 or better.


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                                                             Schedule A, Part II


                         INVESTMENT MANAGER COMPENSATION


The Manager shall be paid a fee as specified below by the Client as full compensation for services rendered under the Investment Manager Agreement effective October 15, 1999.

Upon presentation of an invoice by the Manager, after the close of each quarter, the Client shall pay the Manager a management fee which shall be calculated on the value of the assets of the Account and paid at one-fourth of the following annual fee rate:

      All Assets ......................................... 0.125%

subject to a minimum quarterly fee of $6,250.

For purposes of the calculation of the fee, the value of the securities (including all cash and cash equivalents) in the Account shall be determined as of the Appraisal Date at the end of each calendar quarter. If the Manager shall serve for less than the whole of any calendar quarter, its compensation shall be determined as provided above on the basis of the value of assets in the Account on the date of termination and shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as Manager hereunder. In the event funds are contributed to or withdrawn from the Account during the calendar quarter, the amount of the management fee then due shall be prorated proportionately.